AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 2017
REGISTRATION NO. 333-220102

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-Effective Amendment No.1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

ARIZONA
(State or other jurisdiction of incorporation or organization)
06-1241288
(I.R.S. Employer Identification Number)
C/O PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
ONE CORPORATE DRIVE
SHELTON, CONNECTICUT 06484
(203) 926-1888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. MICHAEL LOW, ESQ.
c/o KUTAK ROCK LLP
8601 North Scottsdale Road, Suite 300
Scottsdale, Arizona 85253-2738
(480) 429-4874
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
MICHAEL A. PIGNATELLA
VICE PRESIDENT
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
ONE CORPORATE DRIVE
SHELTON, CONNECTICUT 06484
(203) 402-3814

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of Registration Statement.

EXPLANATORY NOTE
This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-220102, includes facing pages and Part II, including exhibits. This Pre-Effective Amendment No. 1 incorporates by reference the supplements and prospectuses contained in the Form S-3 filed on August 22, 2017.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer

Non-accelerated filer	☒	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_____________________________
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
Market Value Adjusted Annuity Contracts	$38,691,238	$1.00	$13,000,000	$0

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.

This filing is being made under the Securities Act of 1933 to register $38,691,238 of interests in market value adjusted annuity contracts.  Under rule 457(p) under the Securities Act of 1933, the filing fee set forth above was calculated based on the maximum aggregate offering price of $13,000,000.  In addition to the new securities, referenced above, that we are registering herewith, we are carrying over to this registration statement $25,691,238 of unsold securities from registration #333-198396 filed on August 27, 2014, for which the filing fee of $3,309 previously was paid.  In connection with registration #333-220102 filed on August 22, 2017, the $13,000,000 of interests being newly registered, the filing fee of $1,506.70 previously was paid. As a result, there is no additional filing fee now due. In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.
This Registration Statement contains a combined prospectus under Rule 429 under the Securities Act of 1933 which relates to the Form S-3 registration statement (File No. 333-198396), initially filed August 27, 2014, by Prudential Annuities Life Assurance Corporation. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.
Audited financial statements for variable annuity separate accounts registered under the Investment Company Act of 1940 are not included in this Form S-3 registration statement. Prudential Annuities Life Assurance Corporation incorporates by reference its annual report for the year ending 12/31/16 on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of Exchange Act and all documents subsequently filed by Prudential Annuities Life Assurance Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.
Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of each prospectus included in this registration statement. Any representation to the contrary is a criminal offense.
The principal underwriter for these securities, Prudential Annuities Distributors, Inc. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant. See each prospectus included in Part 1 hereof for the date of the prospectus.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

===============================================================================

PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

REGISTRATION FEES

In this registration statement, Prudential Annuities Life Assurance Corporation is registering $13,000,000 of securities for which a filing fee of $1,506.70 was paid with the Form S-3, File No. 333-220102, filed on August 22, 2017.  As a result, there is no additional filing fee now due.

FEDERAL TAXES

The company estimates the federal tax effect associated with the deferred acquisition costs attributable to each $1,000,000 of annual purchase payments to be approximately $2,500.

STATE TAXES

Currently, some states charge up to 3.5% of premium taxes or similar taxes on annuities. The company estimates that  premium taxes in the amount of $35,000  would be owed if 3.5% premium tax was owed on $1,000,000, of purchase payments. To the extent sales are limited to New York, there would be no premium taxes as New York does not currently have a premium tax.

PRINTING COSTS

Prudential Annuities Life Assurance Corporation estimated that the printing cost will be subsumed in the printing costs for the companion variable annuities.

LEGAL COSTS

This registration statement was prepared by Prudential attorneys whose time is allocated to Prudential Annuities Life Assurance Corporation.

ACCOUNTING COSTS

The independent registered public accounting firm that audits the company's financial statements charges approximately $10,000 in connection with each set of S-3 registration statements filed by the company with the Commission on a given date. The fee is allocated among the filings.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

Arizona, the state of organization of Prudential Annuities Life Assurance Corporation ("Prudential Annuities"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10- 850 et. seq. of the Arizona Statutes Annotated. The text of Prudential Annuities' By-law, Article VI relates to indemnification of officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a) Exhibits

(1)(a) Underwriting Agreement between Prudential Annuities Distributors, Inc. and Prudential Annuities Life Assurance Corporation. (Note 1)

(1)(b) First Amendment to Underwriting Agreement. (Note 1)

(4) Instruments defining the rights of security holders, including indentures incorporated by reference to Registration Statements. (Note 1)

(5) Opinion of Counsel as to legality of the securities being registered. (Note 1)

(23) Written consent of Independent Registered Public Accounting Firm (Note 1)

(24)(a) Power of Attorney for John Chieffo. (Note 1)

(24)(b) Power of Attorney for Lori D. Fouché. (Note 1)

(24)(c) Power of Attorney for Richard F. Lambert. (Note 1)

(24)(d) Power of Attorney for Kenneth Y. Tanji. (Note 1)

(24)(e) Power of Attorney for Arthur W. Wallace (Note 1)

(Note 1) Filed herewith.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 29th day of September, 2017.
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
(Registrant)

By:	/s/ Lori D. Fouché*
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/ Lori D. Fouché*	Director, President and Chief Executive Officer	September 29, 2017
Lori D. Fouché*
John Chieffo*	Chief Financial Officer, Executive Vice President and Director (Principal Accounting Officer)	September 29, 2017
John Chieffo
Richard F. Lambert*	Director	September 29, 2017
Richard F. Lambert
Kenneth Y Tanji*	Director	September 29, 2017
Kenneth Y. Tanji
Arthur W. Wallace*	Director	September 29, 2017
Arthur W. Wallace

By:	/s/ Douglas E. Scully
Douglas E. Scully

*	Executed by Douglas E. Scully on behalf of those indicated pursuant to Power of Attorney.

EXHIBIT INDEX

(1)(a)	Underwriting Agreement

(1)(b)	First Amendment to Underwriting Agreement

(4)	Instruments defining rights of security holders

(5)	Opinion of Counsel as to legality of the securities being registered.

(23)	Written Consent of Independent Registered Public Accounting Firm.

(24)(a)	Power of Attorney for John Chieffo

(24)(b)	Power of Attorney for Lori D. Fouché

(24)(c)	Power of Attorney for Richard F. Lambert

(24)(d)	Power of Attorney for Kenneth Y. Tanji

(24)(e)	Power of Attorney for Arthur W. Wallace